                                                                    EXHIBIT 10.2









                             REIMBURSEMENT AGREEMENT


                                  BY AND AMONG

                        TERAFORCE TECHNOLOGY CORPORATION



                                       AND



                              OSCAR S. WYATT, JR.,
                                 MORTON A. COHN
                                       AND
                                  FAYEZ SAROFIM








                            Dated as of June 1, 2001

                                                  TABLE OF CONTENTS
                                                                                                            Page
                                                                                                            ----
Parties...................................................................................................... 1

Preamble..................................................................................................... 1

                                                      ARTICLE I

Section 1.1       Definitions................................................................................ 2
        1.2       Interpretation............................................................................. 3
                                                     ARTICLE II

Section 2.1       Letter of Credit Commitment................................................................ 4

                                                     ARTICLE III

Section 3.1       Reimbursable Amounts and Other Payments.................................................... 5
Section 3.2       Obligations Absolute ...................................................................... 5
Section 3.3       Security Interest.......................................................................... 6
Section 3.4       Indemnity.................................................................................. 6

                                                     ARTICLE IV

Section 4.1       Warrants................................................................................... 6
Section 4.2       Replacement Warrants ...................................................................... 6
Section 4.3       Registration Rights........................................................................ 7

                                                      ARTICLE V

Section 5.1       Representations of the Company............................................................. 7
Section 5.2       Representations of the Issuers............................................................. 8

                                                     ARTICLE VI

Section 6.1       Conduct of Business........................................................................ 8

                                                     ARTICLE VII

Section 7.1       Sections on Borrowing...................................................................... 9
Section 7.2       Liens and Pledges of Assets and Stock ..................................................... 9

                                                    ARTICLE VIII

Section 8.1       Successors and Assigns.....................................................................  9
Section 8.2       Notices....................................................................................  9
Section 8.3       Amendment.................................................................................. 10
Section 8.4       Effect of Delay and Waivers................................................................ 10
Section 8.5       Counterparts............................................................................... 10
Section 8.6       Severability............................................................................... 11
Section 8.7       Governing Law and Jurisdiction............................................................. 11

                             REIMBURSEMENT AGREEMENT


                  This REIMBURSEMENT AGREEMENT dated as of June 1, 2001, (the "Agreement), is made by and among TERAFORCE TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and O. S. WYATT, JR., an individual residing in Harris County, Texas ("Wyatt"), MORTON A. COHN, an individual residing in Harris County, Texas ("Cohn") and FAYEZ SAROFIM, an individual residing in Harris County, Texas ("Sarofim") (Wyatt, Cohn and Sarofim collectively the "Issuers"; the Company and the Issuers collectively referred to as the "Parties") upon and subject to the following terms and conditions:

                                   WITNESSETH:

                  WHEREAS, prior to, or contemporaneously with, the execution and delivery of this Agreement, the Company entered into a loan arrangement with Bank One, N.A. (the "Bank") providing for a the loan of money from time to time to the Company (the "Loan Agreement"); and

                  WHEREAS, in order to induce the Bank to enter into the Loan Agreement, the Company has requested and the Issuers have or will issue to the Bank a letter of credit or letters of credit in the amount of $5,000,000 to secure the Company's obligations under the Loan Agreement (the "Letter of Credit"); and

                  WHEREAS, the Bank shall provide Advances (as hereinafter defined) to the Company in accordance with the provisions of the Loan Agreement and subject to the terms and conditions of the Loan Agreement shall be entitled to draw upon the Letter of Credit in the event of default by the Company under the Loan Agreement or Loan Documents (as hereinafter defined); and

                  WHEREAS, the Issuers agreed to issue the Letter of Credit for the account of the Company provided that the Company executes and delivers this Agreement, subject to the terms and conditions provided herein; and

                  WHEREAS, in consideration of the issuance of the Letter of Credit, the Company has agreed to (i) issue and deliver to the Issuers warrants to purchase common stock of the Company for the number of shares provided herein (the "Warrants"); (ii) issue and deliver amended and restated warrants in replacement and substitution for currently existing warrants held by the Lender and repricing such replacement warrants as provided herein (the "Replacement Warrants"); and (iii) upon a Redemption Obligation (as defined herein) to grant a first lien and security interest in and to the accounts receivable and inventory of the Company;

                  NOW, THEREFORE, in consideration of the foregoing, the Company hereby covenants and agrees with the Issuers as follows:

                                    ARTICLE I
                                  GENERAL TERMS

         Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Advances" shall mean an advance of funds under and subject to the terms and conditions of the Loan Agreement and other Loan Documents, provided that the principal amount outstanding shall never exceed the Loan Maximum.

                  "Agreement" shall have the meaning specified in the preamble.

                  "Associated Expenses" shall mean the expenses associated with recovering the Drawn Amount, excluding the Drawn Amount and interest thereon.

                  "Bank" shall have the meaning set forth in the recitals.

                  "Common Stock" shall mean the common stock, par value $0.01, of the Company.

                  "Company" shall mean have the meaning specified in the preamble.

                  "Demand for Reimbursement" shall have the meaning specified in
Section 3.1(a).

                  "Draft" means, with respect to a Letter of Credit, any negotiable or non-negotiable instrument or demand for payment presented for loan under a Letter of Credit.

                  "Drawn Amount" shall mean the total aggregate amount of monies drawn from the Letter of Credit representing Advances made by the Bank and other payments due under the Loan Agreement and associated Loan Documents which have been defaulted upon.

                  "Governmental Authority" means any United States or foreign federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

                  "Issuers" shall mean collectively Wyatt, Cohn and Sarofim.

                  "Letter of Credit" shall have the meaning set forth in section
2.1 hereof.

                  "Letter of Credit Commitment" shall mean the sum of $5,000,000.

                  "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

                  "Loan" shall mean the term Loan entered into by and between the Company and the Bank having a maximum principal amount of Advances of $4,500,000.

                  "Loan Agreement" shall have the meaning set forth in the recitals.

                  "Loan Documents" shall mean the Loan Agreement with the Bank and all exhibits and related documents thereto, as they may be amended, extended or modified from time to time, including, without limitation, a promissory note.

                  "Loan Maximum" shall mean the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000).

                  "Permitted Liens" means (a) Liens for taxes or governmental assessments, employee benefit obligations, charges or claims the payment of which is not yet due, or are being contested in good faith for which adequate reserves have been established or (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or immaterial in amount and being contested in good faith.

                  "Person" means an individual, corporation, partnership, association, limited liability company, trust, estate or other similar business entity or organization, including a Governmental Authority.

                  "Redemption Obligations" means, at any time, the aggregate of all obligations of the Company to reimburse the Issuers under Section 2.1(a).

                  "Related Documents" shall men the Security Agreement, the Warrants, the Replacement Warrants and the Registration Rights Agreement.

                  "Replacement Warrants" shall have the meaning specified in
Section 4.2.

                  "Security Agreement" shall have the meaning specified in
Section 3.3.

                  "Warrants" shall mean those certain Warrants dated have the meaning specified in Section 4.1.

         Section 1.2. Interpretation.

                  (a)      In this Agreement:

                           (i) the singular number includes the plural number and vice versa;

                           (ii) reference to any gender includes each other gender;

                           (iii) the words "herein," "hereof" and "hereunder"
and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                           (iv) reference to any Person includes such Person's
successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this subclause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

                           (v) reference to any agreement, document or
instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to the Note includes any
Note issued pursuant hereto in extension or renewal hereof and in substitution or replacement herefor;

                           (vi) unless the context indicates otherwise,
reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                           (vii) the words "including" (and with correlative
meaning "include") means including, without limiting the generality of any description preceding such term;

                           (viii) with respect to the determination of any
period of time, the word "from" means "from and including" and the word "to" means "to, but excluding";

                           (ix) reference to any law means such as amended,
modified, codified or reenacted, in whole or in part, and in effect from time to time; and

                  (b) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II
                              THE LETTER OF CREDIT

         Section 2.1. Letter Of Credit Commitment.

                  On the terms and subject to the terms hereof, each of the Issuers agree to issue a letter of credit to the Bank for the account of the Company in order to secure the Company's obligations under the Loans (individually a "Letter of Credit"; collectively the "Letters of Credit"). Each Letter of Credit shall be an irrevocable standby Letter of Credit and shall contain such terms and conditions as are determined by the Bank. The aggregate face amount of all of the Letters of Credit shall be an amount equal to the Letter of Credit Commitment and the expiry date of each Letter of Credit shall be upon the discharge of the Company's obligations under the Loan Agreement or such later date as set forth in the Letter of Credit (the "Letter of Credit Expiration Date"). Each Issuer agrees to make such renewals or amendments to the Letter of Credit as the Bank may request, but in no event shall the Issuers be obligated to renew or amend the Letter of Credit to the extent that it would exceed the face amount of the Letter of Credit or be extended beyond the Letter of Credit Expiration Date.


                                   ARTICLE III
                                  REIMBURSEMENT

         Section 3.1. Reimbursable Amounts and Other Payments

                  (a) Amounts. The Company shall reimburse each Issuer (i) the proportionate amount owed to the Issuer based on the amount of each Draft paid by the Issuer on his Letter of Credit, and (ii) any taxes, fees, changes or other costs and expenses incurred by the Issuer in connection with such payment. Each such reimbursement obligation shall be paid by the Company to the Issuer promptly upon written demand from the Issuers ("Demand for Reimbursement"), but in no event greater than thirty (30) days. Each such Demand for Reimbursement, in order to be valid, shall be accompanied by sufficient documentation from the Bank certifying the amount drawn by the Bank on the Letter of Credit (and interest on such sum as provided in subsection (b) below) equal to the aggregate of the amounts, if any, which shall have been drawn upon the Letter of Credit by the Bank (the "Drawn Amount") at any time plus all reasonable direct out-of-pocket charges and expenses which the Issuers may pay or incur relative to the Drawn Amount.

                  (b) Interest. The Company shall pay interest on any and all amounts remaining unpaid under Section 3.1(a) at any time from the date such amounts become payable until paid in full, payable on demand, at simple interest at the prime rate established by Bank One, N.A., plus 2.0% per annum (or, if less, the highest rate permitted under applicable law).

                  (c) Currency. All payments by the Company to the Issuers shall be made in lawful currency of the United States of America and in immediately available funds at, and pursuant to, such instructions as the Issuer may from time to time give.

                  (d) Letter of Credit Expiration Date. In the event that there are any outstanding Loans (as defined in the Loan Agreement) in effect as of June 15, 2002 which result in the Letter of Credit not being released by the Bank, the Company agrees to either refinance or pay off such Loans or make such other accommodations with the Bank in order to ensure the Letter of Credit will be promptly released by the Bank and returned to the Issuers.

         Section 3.2. Obligations Absolute

                  (a) The Company's obligations under this Article III shall be absolute and unconditional irrespective of any set-off, counterclaim, or defense to payment which the Company may have or have had against the Bank or the Issuers.

                  (b) The Company hereby agrees that the Issuers shall not be responsible for, and the Reimbursement Obligations shall not be affected by, among other things,

                           (i) the validity or genuineness of documents or of any endorsements thereon even though such documents shall prove to be invalid, fraudulent, or forged;

                           (ii) any dispute between the Company and the Bank; or

                           (iii) any claims whatsoever of the Company against the Bank.

                  (c) The Issuers shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, howsoever transmitted, in connection with any Letter of Credit, except for errors or omissions caused by Issuers primary negligence or willful misconduct.

                  (d) The Company agrees that any action taken or omitted by the Issuers in connection with the Letter of Credit, provided the Issuers actions are not the result of the Issuers primary negligence, willful misconduct, or breach of contractual obligations, shall be binding on the Company and shall not result in any liability to each or all of the Issuers.

         Section 3.3. Security Interest. The Company hereby appoints the Issuers as its true and lawful attorney-in-fact to execute and deliver on the Company's behalf the Security Agreement, the form of which is attached as Exhibit A, (the "Security Agreement") and execute and file any necessary UCC financing statements to grant to Issuers a valid first lien security interest in the Accounts and Inventory (each as defined in the Security Agreement) of the Company upon the occurrence of any Reimbursement Obligation.

         Section 3.4. Indemnity. In addition the rights and obligations set forth in Section 3.1(a), the Company hereby agrees to indemnify and hold harmless the Issuers, and each of their respective successors, heirs and assigns, from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable attorneys fees) which the Issuers may incur by reason of or in connection with the issuance, execution and delivery or transfer or payment or failure to pay the Letter of Credit, except to the extent of the primary negligence or willful misconduct of the Issuers, or as may be attributable to the Issuers breach of their respective obligations under this Agreement.

                                   ARTICLE IV
                                    WARRANTS

         Section 4.1. Warrants. As an inducement to enter into this Agreement, but for which the Issuers would not do, the Company agrees to issue to the Issuers Warrants to purchase an aggregate of 1,200,000 shares of Common Stock at an exercise price per share of NO AND 75/100 DOLLARS ($0.75), the form of which is attached as Exhibit B, such warrants to be allocated in accordance with the Issuers percentage interest in the Letter of Credit (the "Warrants").

         Section 4.2. Replacement Warrants. As a further inducement to enter into this Reimbursement Agreement, the Company agrees to reissue to the Issuers warrants in replacement and substitution for currently outstanding warrants held by each of the Issuers, repriced to reflect an exercise price per share of NO AND 75/100 DOLLARS ($0.75) (the "Replacement Warrants").

Copies of the form of the individual Replacement Warrants are attached hereto as Exhibits C-1 through C-3 and shall be allocated as follows with respect to the
Issuers:

                  (a) Wyatt shall receive three Replacement Warrants to purchase an aggregate of 500,000 warrant shares representing the replacement of currently exercisable warrants to purchase shares, as follows: 50,000 shares at an exercise price of $2.00 per share expiring May 8, 2002, 300,000 shares at an exercise price of $1.50 per share expiring March 8, 2002, and 150,000 shares with an original exercise price of $2.998 per share expiring on December 31, 2003;

                  (b) Cohn shall receive a Replacement Warrant to purchase 150,000 warrant shares representing the replacement of currently exercisable warrants to purchase 150,000 shares with an original exercise price of $2.998 per share expiring on December 31, 2003; and

                  (c) Sarofim shall receive a Replacement Warrant to purchase 150,000 warrant shares representing the replacement of currently exercisable warrants to purchase 150,000 with an original exercise price of $2.998 per share expiring on December 31, 2003.

                  (d) Authorization and Validity. This Agreement and each other Related Documents to which the Company is a party is in the form so authorized, has been duly executed and delivered by the Company and each is valid, binding and enforceable against the Company in accordance with its terms except as may be limited by bankruptcy and similar laws affecting creditor rights generally and by general principles of equity provided, however, that nothing herein shall be construed so as to limit in any way the Issuers' rights or abilities to pursue or enforce their remedies in any court or proceeding.

                  (e) No Conflict; Government Consent. Neither the execution and delivery of this Agreement or any such Related Document, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the terms hereof or thereof under the circumstances contemplated hereby or thereby will conflict with, are prohibited by or will contravene, violate or constitute a breach of or a default under the Amended and Restated Certificate of Incorporation or By-Laws of the Company or constitute on the part of the Company a material breach of or a material default under any agreement or other instrument to which the Company is a party or any existing law, administrative regulation, or, to its knowledge, any court order or consent decree to which the Company is subject, or by which any of its properties is bound.

         Section 4.3. Registration Rights. The Company further agrees to grant piggyback registration rights to register the resale of the shares of Common Stock to be issued in accordance with the Warrants in accordance with the Registration Rights Agreement attached hereto as Exhibit D (the "Registration Rights Agreement").


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Section 5.1. Representations of the Company. The Company hereby represents and warrants to the Issuers as follows:

                  (a) Corporate Existence and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the Company owns real property or conducts such business, where the failure to maintain such good standing or authorization is reasonably expected to have a materially adverse effect on its business, operations or financial or other condition, or could materially adversely affect its ability to perform its obligations under this Agreement.

                  (b) Authorization and Validity. This Agreement has been duly authorized by all necessary corporate action, and has been duly executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms except as may be limited by bankruptcy or insolvency laws and similar laws affecting creditor rights generally and by generally and by general principles of equity.

                  (c) No Conflict; Government Consent; Title to Assets; No Liens. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the terms hereof or thereof under the circumstances contemplated hereby or thereby will conflict with, are prohibited by or will contravene, violate or constitute a breach of or a default under the Amended and Restated Certificate of Incorporation or By-Laws of the Company or constitute on the part of the Company a material breach of or a material default under any agreement or other instrument to which the Company is a party or any existing law, administrative regulation, or, to its knowledge, any court order or consent decree to which the Company is subject, or by which any of its properties is bound. The Company has good and indefeasible title to its Accounts and Inventory, all of which are free and clear of all Liens, except for Liens permitted under section 7.2

                  Section 5.2. Representations of the Issuers. The Issuers severally but not jointly represent and warrant to the Company with respect to themselves that each has full power and authority to execute and deliver this Agreement and the Related Documents, and that this Agreement and the Related Documents are valid, binding and enforceable in accordance with their terms as they relate to each Issuer, except as may be limited by bankruptcy and insolvency laws, and similar laws affecting creditors rights generally and by general principals of equity.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

                  Section 6.1. Conduct of Business

                  The Company covenants and agrees that it shall remain duly incorporated, validly existing and in good standing as a domestic corporation in the State of Delaware, will not voluntarily dissolve without first discharging its obligations under this Agreement and except as otherwise permitted in the Loan Agreement or herein, it will not sell, transfer or otherwise dispose of all or substantially all of its assets (either in a single transaction or in a series of related transactions), and will not merge into or consolidate with any partnership, corporation or other entity and will not permit one or more partnerships, corporations or other entities to merge into or consolidate with it without the prior express written consent of the Issuers which will not be unreasonably withheld.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

         Section 7.1. Sections on Borrowing.

                  So long as the Letter of Credit is outstanding, except for obligations of the Company on the date hereof or under the Loan Agreement, and extensions or refinancings thereof, the Company shall not, nor permit any of its subsidiaries to, create, incur, assume or suffer to exist any liability for borrowed money with an aggregate amount outstanding in excess of $1,000,000, without the consent of the Issuers, which consent shall not be unreasonably withheld.

         Section 7.2. Liens and Pledges of Assets and Stock.

                  So long as the Letter of Credit is outstanding, the Company shall not create, incur, assume or suffer to exist, directly or indirectly, any Lien on its assets (including the Accounts or the Inventory) without the consent of Issuers which consent shall not be unreasonably withheld; provided, however, that this Section 7.2 shall not prohibit the Company from creating, assuming or suffering to exist the following Liens: (i) Liens existing as of the date hereof and renewals and replacements thereof or the repledging of assets pledged thereunder; (ii) Liens incurred in the ordinary course of business not in connection with the borrowing of money; or (iii) Permitted Liens.

                                  ARTICLE VIII
                                    COVENANTS

                  Section 8.1. Successors and Assigns. This Agreement shall be binding upon each party and their respective successors and assigns.

                  Section 8.2. Notices

                  All notices, requests and demands to or upon the respective parties shall be in writing (including by facsimile) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile, when sent and receipt has been confirmed, addressed as follows:


              If to Wyatt:           Oscar S. Wyatt, Jr.
                                     8 Greenway Plaza, Suite 930
                                     Houston, Texas 77046
                                     Telecopier: (713) 877-7192


              If to Sarofim:         c/o Mrs. Raye G. White
                                     Fayez Sarofim & Company
                                     2 Houston Center, Suite 2907
                                     Houston, Texas 77010
                                     Telecopier: (713) 654-4015

              If to Cohn:            Morton A. Cohn
                                     800 Bering, Suite 210
                                     Houston, Texas 77010
                                     Telecopier: (713) 978-6196

              If to the Company:     TeraForce Technology Corporation
                                     Attn.: Herman M. Frietsch, Chairman & CEO
                                     1240 East Campbell Road
                                     Richardson, Texas 75081
                                     Telecopier: (469) 330-4999

              with a copy to:        Bisk & Fitch, L.L.P.
                                     Attn.: Michael T. Larkin, Esq.
                                     24 Greenway Plaza, Suite 750
                                     Houston, Texas 77046
                                     Telecopier: (713) 871-0721

                  Any entity entitled to receive notice hereunder may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 8.3. Amendment.

                  This Agreement may be amended, modified or discharged only upon an agreement in writing of the Company and the Issuers.


         Section 8.4. Effect of Delay and Waivers

                  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

         Section 8.5. Counterparts

                  This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         Section 8.6. Severability

                  The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

         Section 8.7. Governing Law and Jurisdiction

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         This Agreement has been signed by the Company as of the date first above written.


                                    COMPANY:
                                    TeraForce Technology Corporation



                                    By: /s/ Herman M. Frietsch,
                                       -----------------------------------------
                                       Herman M. Frietsch, Chairman & CEO






                                    ISSUERS:



                                    /s/ Oscar S. Wyatt, Jr
                                    --------------------------------------------
                                    Oscar S. Wyatt, Jr.


                                    /s/ Morton A. Cohn
                                    --------------------------------------------
                                    Morton A. Cohn



                                    /s/ Fayez Sarofim
                                    --------------------------------------------
                                    Fayez Sarofim